BROOKFIELD REAL ASSETS INCOME FUND INC.

POWER OF ATTORNEY

Each of the undersigned directors of Brookfield Real Assets Income Fund Inc., a corporation formed under the laws of the State of Maryland (the “Fund”), hereby constitutes and appoints Brian F. Hurley, Angela W. Ghantous, and Thomas D. Peeney with full power to act without the other and with full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, and on his or her behalf, in the capacities indicated below, the Fund’s Registration Statement on Form N-14 (the “Registration Statement”), including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the Registration Statement relating to the reorganization of Brookfield Global Listed Infrastructure Fund Inc. with and into the Fund; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 28th day of October, 2019.

/s/ Edward Kuczmarski
Edward Kuczmarski
Director

/s/ Lou Salvatore
Lou Salvatore
Director

/s/ Stuart McFarland
Stuart McFarland
Director

/s/ Heather Goldman
Heather Goldman
Director

/s/ David Levi
David Levi
Director